Exhibit 99.1

REPAY to Acquire Integrated Payments Provider BillingTree for $503 Million

Acquisition Further Expands REPAY’s Footprint and Provider-of-Choice Positioning in Healthcare, Credit Unions, and Accounts Receivable Management

ATLANTA, May 10, 2021 -- Repay Holdings Corporation (NASDAQ: RPAY) (“REPAY”), a leading provider of vertically-integrated payment solutions, today announced it has signed a definitive agreement to acquire BillingTree for approximately $503 million. The acquisition will be financed with approximately $275 million in cash from REPAY’s balance sheet and $228 million in newly issued shares of REPAY Class A common stock to be issued to the seller. The transaction is subject to certain customary closing conditions and is expected to close by the end of the second quarter of 2021.

BillingTree, founded in 2003 and headquartered in Scottsdale, AZ, is a leading provider of omni-channel, integrated payments solutions to the Healthcare, Credit Union, Accounts Receivable Management (ARM), and Energy industries. Through its technology-enabled suite of products and services, including a variety of payment channels and reporting capabilities, BillingTree helps organizations get paid faster and more efficiently.

“We are thrilled to announce this acquisition, our largest to date, and look forward to further expanding our position in Healthcare, Credit Unions, and Accounts Receivable Management with the help of BillingTree’s team and strong platform capabilities,” said John Morris, CEO of REPAY. “BillingTree satisfies all of our acquisition investment criteria, including a large addressable market opportunity that is amid a shift away from legacy payment methods and towards the technology-first, industry-specific payment mediums in which BillingTree specializes. Additionally, BillingTree has strong recurring revenue streams, high customer retention, approximately 50 unique ISV integrations, an attractive financial profile, and numerous opportunities for synergy realization. We are looking forward to welcoming BillingTree into the REPAY family and together pursuing many amazing growth opportunities ahead.”

“BillingTree’s unique approach has always been to develop strategic alliances with service, software, and billing providers resulting in full integrations that create seamless, compliant, and innovative payment solutions. We believe that we are an ideal strategic partner for BillingTree, as we also go to market with a highly integrated, omni-channel approach. Together, we can capture more of the massive addressable market in payments and combine our incredible team members and technology to create simplified experiences for merchants across our collective, ever-expanding verticals,” continued Morris.

Transaction Details

•	REPAY will acquire BillingTree for approximately $503 million, inclusive of a tax asset
o	$275 million in cash from REPAY’s balance sheet
o	$228 million in newly issued shares of REPAY Class A common stock
o	The effective purchase price is approximately $483 million, net of the tax asset
•	Parthenon Capital, BillingTree’s majority owner, will own approximately 10% of REPAY’s outstanding shares of common stock following the closing of the transaction
•	Net leverage is expected to approximate 2.9x1 on a post-transaction basis

[1]	Denotes net leverage, including $5.0 million of run-rate synergies, as of 4/30/21. Based on pro forma metrics for BillingTree, assuming full-year contribution of recent acquisitions.

•	In 2021, BillingTree is expected to generate $4.4 billion in card payment volume, $48 million in gross profit, and $26 million in adjusted EBITDA, excluding cost synergies and pro forma adjustments
•	Through processing cost reductions and operating expense rationalization, REPAY expects to realize $5 million in annualized synergies

Strategic Rationale

•	Further expands REPAY’s position in Healthcare, Credit Unions, and Accounts Receivable Management
o

This acquisition is expected to strengthen REPAY’s existing product suite of deeply integrated, custom-tailored payment and software solutions for enterprise customers in the Healthcare, Credit Union, and ARM industries

o	CareView, BillingTree’s Healthcare payments and software platform, streamlines patient communication, promotes patient engagement, and allows customers to accept all forms of payment
o	BillingTree’s Payrazr solution offers an omni-channel platform that allows customers to accept and reconcile payments using the medium of their choice
•	Enhances REPAY’s scale and client diversification
o	BillingTree serves 1,650+ clients across multiple, attractive end markets with industry leading retention metrics
o	BillingTree’s solutions are tightly integrated with over 50 software platforms
o	The acquisition is expected to increase REPAY’s total card payment volume to over $20 billion on an annualized basis[2] and expand REPAY’s software partner integrations to over 175
•	Large and Growing Addressable Markets
o	BillingTree’s existing Healthcare, Credit Union, ARM, and Energy verticals provide BillingTree with access to an estimated annual payment volume opportunity of over $700 billion
o

Addressable payment volume in BillingTree’s core end markets has experienced favorable tailwinds as a result of the COVID-19 pandemic, accelerating the paper-to-digital payment shift within BillingTree’s biller direct verticals

•	Attractive Synergy Opportunities
o	The scale, capabilities, and infrastructure of the combined platform presents significant opportunities for cost savings and increased efficiencies
o	As a result of processing costs enhancements and operating expense rationalization, REPAY expects to realize annualized synergies of approximately $5 million by 2022

Advisors

Credit Suisse served as exclusive financial advisor and Troutman Pepper served as legal advisor to REPAY. Financial Technology Partners (“FT Partners”) served as exclusive financial advisor and Kirkland & Ellis served as legal advisor to BillingTree and Parthenon.

About BillingTree

BillingTree is a leading provider of integrated payments solutions to customers in the Healthcare,

[2]	Assuming BillingTree was acquired on January 1, 2021.

Credit Union, ARM, and Energy verticals. Leveraging more than a decade of market experience, BillingTree is dedicated to growing payments with technology through an integrated omni-channel offering, suite of proprietary products and value-added services, and a company-wide focus on delivering extraordinary customer service.

About REPAY

REPAY provides integrated payment processing solutions to verticals that have specific transaction processing needs. REPAY's proprietary, integrated payment technology platform reduces the complexity of electronic payments for merchants, while enhancing the overall experience for consumers and businesses.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, REPAY’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “is expected to,” “is anticipated,” “estimated,” “believe,” “projection” or words of similar meaning. These forward-looking statements include: anticipated benefits from, and the expected timing for completion of, the BillingTree acquisition, the effects of the COVID-19 pandemic, expected strengthening of REPAY’s product offering, statements regarding market and growth opportunities, and synergy opportunities. Such forward-looking statements are based upon the current beliefs and expectations of REPAY’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.

In addition to factors disclosed in REPAY’s reports filed with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2020, as amended, and those identified elsewhere in this communication, the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: any inability to integrate and/or realize the benefits of the BillingTree acquisition, including expected synergies; events that could rise to termination of the definitive acquisition agreement, including by reason of the failure to obtain necessary governmental approvals or to satisfy other closing conditions; that the announcement of the proposed acquisition could disrupt REPAY’s or BillingTree’s relationships with financial institutions, customers, employee or other business partners; changes in the payment processing market in which REPAY and BillingTree compete, including with respect to the applicable competitive landscape, technology evolution or regulatory changes; changes in the vertical markets that REPAY and/or BillingTree target, including the regulatory environment applicable to those customers; risks relating to REPAY’s and BillingTree’s relationships within the payment ecosystem; and risks relating to data security.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. All information set forth herein speaks only as of the date hereof in the case of information about REPAY or the date of such information in the case of information from persons other than REPAY, and REPAY disclaims any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding REPAY’s industry and end markets are based on sources it believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part. Pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Contacts

Investor Relations Contact for REPAY:

repayIR@icrinc.com

Media Relations Contact for REPAY:

Kristen Hoyman

(404) 637-1665

khoyman@repay.com